Explanatory Note

MedicaMetrix, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 13.1.

PART III

INDEX TO EXHIBITS

1.1	Broker-Dealer Agreement with The Dalmore Group dated August 10, 2020†
2.1	Amended and Restated Certificate of Incorporation†
2.2	Bylaws†
3.1	Investor Rights Agreement dated January 25, 2021*†
3.2	Right of First Refusal and Co-Sale Agreement dated January 25, 2021*†
4.1	Form of Subscription Agreement†
5.1	Voting Agreement dated January 25, 2021*†
6.1	Confirmatory Assignment of Patent Rights dated May 18, 2020†
6.2	Consulting Agreement with ENEM Consulting dated June 26, 2020†
6.3	SOW with Pinnacle Healthcare Group dated June 23, 2020†
6.4	Master Employment Agreement dated June 15, 2020†
6.5	Services Agreement with UrbanX Global Investors dated May 15, 2020†
6.6	Acquisition Asset Term Sheet with Daniel Larkin dated August 1, 2020†
6.7	2020 Equity Incentive Plan†
6.8	Side Letter re Series B Preferred Stock Financing January 25, 2021*†
11.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm†
12.1	Opinion of CrowdCheck Law, LLP†
13.1	“Testing the waters” materials

* Portions of the exhibit have been omitted

† Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, State of Massachusetts, on October 18, 2021.

MEDICAMETRIX, INC.

/s/ Robert Rudelius
By	Robert Rudelius, Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert Rudelius
Robert Rudelius, Chief Executive Officer, President, Secretary and Director
Date: October 18, 2021

/s/ Paul Edwards
Paul Edwards, Chief Financial Officer and Principal Accounting Officer
Date: October 18, 2021

/s/ Satish Vankayalapati
Satish Vankayalapati, Chairman of the Board of Directors
Date: October 18, 2021